As filed with the Securities and Exchange Commission on February 1, 2008	Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________

BLUE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0450923
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification Number)

5804 East Slauson Avenue
Commerce, California 90040
(323) 725-5555
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Larry Jacobs, Chief Financial Officer
Blue Holdings, Inc.
5804 East Slauson Avenue
Commerce, California 90040
(323) 725-5555

Copy to:

Gregory Akselrud, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (2)	Amount of registration fee (1)
Common Stock, par value $0.001 per share	$(3)	$
Preferred Stock, par value $0.001 per share	(3)
Debt Securities	(3)
Total:	$10,000,000.00	$393.00

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $10,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $10,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.  The proposed maximum offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities.  In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 1, 2008

BLUE HOLDINGS, INC.

$10,000,000
Common Stock
Preferred Stock
Debt Securities
__________

From time to time, we may offer up to $10,000,000 of any combination of the securities described in this prospectus, common stock, preferred stock or debt securities.  We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on the NASDAQ Capital Market under the symbol “BLUE.”  On January 31, 2008, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.65.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates is $4,747,275, based on 26,323,200 shares of outstanding common stock, of which 7,303,500 are held by non-affiliates, and a per share price of $0.65 based on the closing sale price of our common stock on January 31, 2008.  As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on an includes the date hereof.

__________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________

The date of this prospectus is ______________

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.  You must not rely on any unauthorized information or representation.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process.  Under this shelf registration process, we may offer shares of our common stock and preferred stock andvarious series of debt securities in one or more offerings, up to a total dollar amount of $10,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.  We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Blue Holdings” refer to Blue Holdings, Inc. and its subsidiaries.

BLUE HOLDINGS, INC.

Blue Holdings, Inc. designs, develops, markets and distributes high end fashion jeans, apparel and accessories under the brand name names Antik Denim, Yanuk, U, Faith Connexion and Taverniti So Jeans.  We plan to also design, develop, market and distribute jeans and accessories under other brands that we may license or acquire from time to time.  Our products currently include jeans, jackets, belts, purses and T-shirts.  We currently sell our products in the United States, Canada, and Japan directly to department stores and boutiques and through distribution arrangements in certain foreign jurisdictions.  We are headquartered in Commerce, California and maintain two showrooms in New York and Los Angeles.  We opened a retail store in Los Angeles during August 2005 and another in San Francisco in September 2006.  We are reviewing our strategic alternatives regarding our retail stores which include no action, sale, licensing, and/or possibly closing the stores.  As of January 31, 2008, no determination has been made by our board of directors.

We were incorporated in the State of Nevada on February 9, 2000 under the name Marine Jet Technology Corp.  From our inception through January 2005, we focused on developing and marketing boat propulsion technology. Between January and February 2005, we entered into separate transactions whereby, among other matters, Keating Reverse Merger Fund, LLC ("KRM Fund"), an existing stockholder of the Company agreed to purchase a substantial majority of our outstanding common stock, and Intellijet Marine, Inc., a company formed by our former majority stockholder and principal executive officer and director, Jeff P. Jordan, acquired all of our boat propulsion technology assets and assumed all of our then existing liabilities.  Between February 4, 2005 and April 29, 2005, we existed as a public "shell" company with nominal assets.

On April 14, 2005, we entered into an Exchange Agreement (the “Antik Exchange Agreement”) with Antik Denim, LLC, a California limited liability company formed in September 2004 (“Antik”), the members of Antik (the “Antik Members”), and KRM Fund.  The closing of the transactions contemplated by the Antik Exchange Agreement occurred on April 29, 2005.  At the closing, we acquired all of the outstanding membership interests of Antik (the “Antik Interests”) from the Antik Members, and the Antik Members contributed all of their Antik Interests to us.  In exchange, we issued to the Antik Members 843,027 shares of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which, as a result of the approval by a substantial majority of our outstanding stockholders entitled to vote and the approval by our board of directors, of amendments to our Articles of Incorporation that (i) changed our name to Blue Holdings, Inc., (ii) increased our authorized number of shares of common stock to 75,000,000, and (iii) adopted a 1-for-29 reverse stock split, on June 7, 2005, converted into 24,447,783 shares of our common stock on a post-reverse stock split basis.  At the closing, Antik became our wholly-owned subsidiary.  The exchange transaction with Antik was accounted for as a reverse merger (recapitalization) with Antik deemed to be the accounting acquirer, and we were deemed to be the legal acquirer.

On October 31, 2005, we entered into an Exchange Agreement (the “Taverniti Exchange Agreement”) with Taverniti So Jeans, LLC, a California limited liability company formed in September 2004 (“Taverniti”), and the members of Taverniti (the “Taverniti Members”).  Under the Taverniti Exchange Agreement, the Company acquired all of the outstanding membership interests of Taverniti (the “Taverniti Interests”) from the Taverniti Members, and the Taverniti Members contributed all of their Taverniti Interests to the Company.  In exchange, we issued to the Taverniti Members, on a pro rata basis, an aggregate of 500,000 shares of our Common Stock, par value $0.001 per share, and paid to the Taverniti Members, on a pro rata basis, an aggregate of Seven Hundred Fifty Thousand Dollars ($750,000).  At the closing of the exchange transaction, Taverniti became our wholly-owned subsidiary.

The address of our principal executive office is 5804 E. Slauson Ave. Commerce, CA 90040, and our telephone number is (323) 725-5555.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.  Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•	our expectations regarding our future operating results or financial performance;

•	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•	the timing and success of our and regulatory submissions;

•	our ability to commercialize and achieve market acceptance of new products that we may develop;

•	our ability to successfully acquire and integrate other businesses into our operations; and

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,”“could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,”“projects,”“should,” “will,” “would” as well as similar expressions.  Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-KSB and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus.  Before deciding to purchase our securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, and various series of debt securities, with a total value of up to $10,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers.  We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds.  Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series.  Our board of directors will determine the designations, powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, voting rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.  Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.  We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series.

If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.  We may issue debt securities from time to time, in one or more series, as either senior debt or as senior convertible debt.  The senior debt securities will rank equally with any other unsecured and unsubordinated debt. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the forms of debt securities containing the terms of the debt securities being offered.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO
COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and to combined fixed charges and preferred dividends were as follows for the respective periods indicated:

	For the Nine Months Ended September 30,	For the Years Ended December 31,

	2007	2006	2005
Ratio of earnings to fixed charges	-7.26	-3.02	62.39
Ratio of earnings to combined fixed charges and preferred dividends	-7.26	-3.02	62.39

For purposes of calculating these ratios, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries and (iii) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.  Fixed charges is the sum of (w) interest expensed and capitalized, (x) amortized premiums, discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense and (z) preference security dividend requirements of our consolidated subsidiaries. Combined fixed charges and preferred dividends is fixed charges, as described above, and the amount of pre-tax earnings required to pay dividends on outstanding preference securities.  Although dividends accrue on our outstanding shares of Series A Convertible Preferred Stock, such dividends are payable when, as and if declared by our board of directors.  We therefore currently have no preference securities outstanding for which we are required to pay dividends.

Our operating business was formed in September 2004 and had insignificant results for the fiscal year ended December 31, 2004.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and other general corporate purposes, and for product development.  We also may use a portion of the proceeds to finance potential acquisitions and investments in companies or products that are complementary to our business if and when suitable opportunities arise; however, we currently have no commitments or agreements with respect to any such transactions.  Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of January 31, 2008, there were:

•	26,232,200 shares of common stock outstanding; and

•	1,000,000 shares of preferred stock designated as Series A Convertible Preferred Stock, all of which are outstanding;

The following summary description of our capital stock is based on the provisions of our articles of incorporation and bylaws,as amended,and the applicable provisions of the Nevada Revised Statutes. This information is qualified entirely by reference to the applicable provisions of our articles of incorporation and bylaws, as amended,and the Nevada Revised Statutes. For information on how to obtain copies of our articles of incorporation and bylaws, as amended, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.  Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.  Holders of common stock have no preemptive or other subscription or conversion rights.  There are no redemption or sinking fund provisions applicable to our common stock. Shares of our common stock outstanding, and to be issued, are, and will be, fully paid and non-assessable.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Shares of our preferred stock, if issued, will be, fully paid and non-assessable.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock.This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated,and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Nevada Revised Statutes provide that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our articles of incorporation if the amendment would adversely alter or change any preference or any relative or other right given to any class or series, as the case may be.  This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult.  Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

Our board of directors has designated 1,000,000 shares of our preferred stock as Series A Convertible Preferred Stock, all of which are outstanding as of January 31, 2008. These shares or the holders of these shares, as applicable, are:

•	not redeemable;

•
entitled, subject to the rights of the holders of any shares of preferred stock to receive preferential dividends and in preference to the holders of our common stock, to receive, when and if declared by our board of directors, cumulative dividendsat the annual rate of 6% of the purchase price ($2.681682);

•
entitled, before any payment may be made to holders of our common stock or shares of other preferred stock ranking junior to our Series A Convertible Preferred Stock, to receive 100% of the purchase price ($2.681682) plus all accrued but unpaid dividends;

•
automatically convertible (including all declared but unpaid dividends thereon)into shares of our common stock, at the then applicable conversion rate, upon the affirmative vote of 50% of the outstanding shares of Series A Convertible Preferred Stock;

•
entitled to consent to any attempt by us to: (i) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Convertible Preferred Stock; (ii) authorize, create or issue shares of any class of stock having rights, preferences, privileges or powers superior to the Series A Convertible Preferred Stock; (iii) reclassify any outstanding shares into shares having rights, preferences, privileges or powers superior to the Series A Convertible Preferred Stock; or (iv) amend our articles of incorporation or bylaws, as amended,in a manner that adversely affects the rights of the Series A Convertible Preferred Stock;

•	entitled to approximately 4.624 votes (subject to adjustment) per share of Series A Convertible Preferred Stock, voting together with our common stock; and

•	entitled to unlimited “piggyback” registration rights on registrations by us, subject to pro rata cutback at any underwriter’s discretion.

Equity Compensation Plans

As of January 31, 2008, there were 2,500,000 shares of common stock reserved for issuance under our 2005 Stock Incentive Plan.  Of this number, 471,500 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our 2005 Stock Incentive Plan and 2,028,500 shares were reserved for issuance pursuant to awards that may be granted in the future under such plan.  As of January 31, 2008, an additional 625,000 shares were reserved for issuance upon exercise of outstanding options that were previously granted outside of our 2005 Stock Incentive Plan.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of Blue Holdings.

Charter and Bylaw Provisions

Our articles of incorporation, as amended, allow our board of directors to issue 4,000,000 additional shares of preferred stock, in one or more series and with such rights and preferences including voting rights, without further stockholder approval.  In the event that our board of directors designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult.  As a result, these provisions may have an anti-takeover effect.  The preferred stock authorized in our articles of incorporation, as amended, may inhibit changes of control that are not approved by our board of directors.  These provisions could limit the price that future investors might be willing to pay in the future for our common stock.  This could have the effect of delaying, deferring or preventing a change in control of our company.  The issuance of preferred stock could also effectively limit or dilute the voting power of our stockholders.  According, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our stockholders.

Nevada Law

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations, such as our company:

Authorized but Unissued Stock.  The authorized but unissued shares of our common stock are available for future issuance without stockholder approval.  These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals.  The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of our company and our subsidiaries, and on the communities and geographical areas in which they operate.  Our board of directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction.  Our board of directors believes such provisions are in the long-term best interests of our company and our stockholders.

Control Share Acquisitions.  We are subject to the Nevada control share acquisitions statute.  This statute is designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control.  With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders.  Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director.  The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power.  Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares.  The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89110.  We serve as the transfer agent for our Series A Convertible Preferred Stock.  The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or as senior or convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of debt securities containing the terms of the debt securities being offered.

The documentation governing the debt securities may provide for an agent to act for and on behalf of the holders of the debt securities. We use the term “noteholder’s agent” to refer to either the trustee under the senior indenture. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

The following summaries of material provisions of the senior debt securities are subject to, and qualified in their entirety by reference to, all of the provisions of the documentation applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the debt securities will restrict our ability and/or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders and affiliates;

o	issue or sellstock of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the debt securities will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the debt securities on discharge;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor to or acquirer of such assets must assume all of our obligations under the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Debt Securities

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debt securities agent or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debt securities agent or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debt securities agent if notice is given by such holders, may declare the unpaid principal of, premium, if any and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debt securities agent or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such holders with respect to the debt securities of that series.

Subject to the terms of the debt securities, if an event of default thereunder shall occur and be continuing, the debt securities agent will be under no obligation to exercise any of its rights or powers under such debt securities at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt securities agent reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt securities agent, or exercising any trust or power conferred on the debt securities agent, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable debt securities; and

•	the debt securities agent need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the debt securities or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debt securities agent of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt securities agent to institute the proceeding as trustee; and

•
the debt securities agent does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debt securities agent regarding our compliance with specified covenants in the documentation regarding such debt securities.

Modification; Waiver

We and the debt securities agent may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the documentation governing the debt securities;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the documentation governing such debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment thereunder by a successor debt securities agent;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, the rights of holders of a series of debt securities may be changed by us and the debt securities agent with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debt securities agent may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The documentation governing the debt securities provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debt securities agent;

•	indemnify the debt securities agent; and

•	appoint any successor debt securities agent.

In order to exercise our rights to be discharged, we must deposit with the debt securities agent money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

At the option of the holder, subject to the terms of the debt securities set forth in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the debt securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debt Securities Agent

The debt securities agent, other than during the occurrence and continuance of an event of default under the debt securities, undertakes to perform only those duties as are specifically set forth in the applicable documentation for such debt securities.  Upon an event of default under the debt securities, the debt securities agent must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debt securities agent is under no obligation to exercise any of the powers given it by the debt securities at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. We will name in the applicable prospectus supplement any paying agents that we initially designate for the debt securities of a particular series.

All money we pay to a paying agent or the debt securities agent for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The debt securities will be governed by and construed in accordance with the laws of the State of California.

LEGAL OWNERSHIP OF SECURITIES

 We can issue securities in registered form.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Legal Holders

Our obligations, as well as the obligations of any applicable debt securities agent and of any third parties employed by us or a debt securities agent, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests by any indirect means.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend debt securities, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of such debt securities or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.  We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.  Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the common stock on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Stubbs, Alderton & Markiles LLP, 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, California 91403.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the period ended December 31, 2006, have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit.  For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates.  Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC’s EDGAR System. The web site can be accessed at http://www.sec.gov.  Our web site can be accessed at http://www.blueholdings.com.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room and the SEC’s website referred to above.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated.  The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

The documents we incorporate by reference are:

1.	Our Annual Report on Form 10-KSB for the year ended December 31, 2006 as filed on April 2, 2007 (File No. 000-33297);

2.	Our Amendment No. 1 to our Annual Report on Form 10-KSB for the year ended December 31, 2006 as filed on April 30, 2007 (File No. 000-33297);

3.	Our Quarterly Report on Form 10-Q for the period ended March 31, 2007 as filed on May 15, 2007 (File No. 000-33297);

4.	Our Quarterly Report on Form 10-Q for the period ended June 30, 2007 as filed on August 14, 2007 (File No. 000-33297);

5.	Our Quarterly Report on Form 10-Q for the period ended September 30, 2007 as filed on November 14, 2007 (File No. 000-33297);

6.	Our Current Report on Form 8-K/A as filed on January 18, 2007 (File No. 000-33297);

7.	Our Current Report on Form 8-K as filed on February 13, 2007 (File No. 000-33297);

8.	Our Current Report on Form 8-K as filed on March 30, 2007 (File No. 000-33297);

9.	Our Current Report on Form 8-K as filed on April 3, 2007 (File No. 000-33297);

10.	Our Current Report on Form 8-K as filed on May 2, 2007 (File No. 000-33297);

11.	Our Current Report on Form 8-K as filed on May 14, 2007 (File No. 000-33297);

12.	Our Current Report on Form 8-K as filed on May 15, 2007 (File No. 000-33297);

13.	Our Current Report on Form 8-K as filed on May 17, 2007 (File No. 000-33297);

14.	Our Definitive Proxy Statement on Schedule 14A as filed on May 18, 2007 (File No. 000-33297);

15.	Our Definitive Additional Materials to our Definitive Proxy Statement on Schedule 14A as filed on June 1, 2007 (File No. 000-33297);

16.	Our Current Report on Form 8-K as filed on June 18, 2007 (File No. 000-33297);

17.	Our Current Report on Form 8-K as filed on June 19, 2007 (File No. 000-33297);

18.	Our Current Report on Form 8-K as filed on July 30, 2007 (File No. 000-33297);

19.	Our Current Report on Form 8-K as filed on August 14, 2007 (File No. 000-33297);

20.	Our Current Report on Form 8-K as filed on September 27, 2007 (File No. 000-33297);

21.	Our Current Report on Form 8-K as filed on October 2, 2007 (File No. 000-33297);

22.	Our Current Report on Form 8-K as filed on November 13, 2007 (File No. 000-33297);

23.	Our Current Report on Form 8-K as filed on November 15, 2007 (File No. 000-33297);

24.	Our Current Report on Form 8-K as filed on November 30, 2007 (File No. 000-33297);

25.
The description of our common stock contained in our registration statement on Form 10-SB as filed on October 31, 2001 (File No. 000-33297), including any amendment or report filed for the purpose of updating such description; and

26.
All other reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to February 1, 2008, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus.  This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC.  You should refer to the registration statement for further information with respect to us and our securities.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.  Copies of the registration statement, including exhibits, may be obtained without charge at the website maintained by the SEC at www.sec.gov, or may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from that office upon payment of the fees prescribed by the SEC.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents.  You should direct any requests for copies to:  Blue Holdings, Inc., 5804 E. Slauson Ave., Commerce California 90040, telephone number (323) 725-5555, Attention: Larry Jacobs, Chief Financial Officer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the offering of the securities being registered.  All amounts are estimates, except the SEC registration fee.

Amount
Registration fee – Securities and Exchange Commission	$307.00
Legal fees and expenses	$5,000.00
Accounting fees and expenses	$2,000.00
Miscellaneous expenses	$1,500.00
Total	$8,807.00

ITEM 15.  Indemnification of Directors and Officers.

The Nevada Revised Statutes and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We have entered into separate but identical Indemnification agreements (the "Indemnification Agreements") with each of our directors and executive officers (the Indemnitees").  Pursuant to the terms and conditions of the Indemnification Agreements, we indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of us orour subsidiaries, provided, however, that the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's conduct was unlawful.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against any of them and expense incurred by any of them in any capacity, subject to certain exclusions.

ITEM 16.  Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed herewith:

See attached Exhibit Index.

ITEM 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Commerce, State of California, on February 1, 2008.

BLUE HOLDINGS, INC.
(Registrant)

By:	/s/ Glenn S. Palmer	By:	/s/ Larry Jacobs
	Glenn S. Palmer		Larry Jacobs
	Chief Executive Officer and President		Chief Financial Officer and Secretary
	(Principal Executive Officer)		(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Glenn S. Palmer and Larry Jacobs as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Glenn S. Palmer	Chief Executive Officer, President& Director	February 1, 2008
Glenn S. Palmer	(Principal Executive Officer)

/s/ Larry Jacobs	Chief Financial Officer and Secretary	February 1, 2008
Larry Jacobs	(Principal Financial and Accounting Officer)

/s/ Paul Guez	Chairman of the Board	February 1, 2008
Paul Guez

/s/ Harry Haralambus	Director	February 1, 2008
Harry Haralambus

/s/ Leonard Hecht	Director	February 1, 2008
Leonard Hecht

/s/ Kevin Keating	Director	February 1, 2008
Kevin Keating

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT TITLE

1.1	Form of Underwriting Agreement (1)

4.1	Articles of Incorporation of the Registrant filed February 9, 2000. (2)

4.1.1	Certificate of Amendment of Articles of Incorporation of the Registrant filed December 5, 2000. (2)

4.1.2	Certificate of Amendment of Articles of Incorporation of the Registrant filed January 5, 2001. (2)

4.1.3	Certificate of Amendment of Articles of Incorporation of the Registrant filed May 16, 2005 and effective June 7, 2005. (3)

4.1.4	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant filed November 14, 2007 (4)

4.1.5	Amended and Restated Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant filed November 28, 2007 (5)

4.2	Bylaws of the Registrant adopted February 12, 2000. (2)

5.1	Opinion of Stubbs Alderton & Markiles, LLP

12.1	Statement of Computation of Ratios of Earning to Fixed Charges

12.2	Statement of Computation of Ratios of Earning to Combined Fixed Charges and Preferred Dividends

23.1	Consent of Stubbs Alderton & Markiles, LLP (including in Exhibit 5.1)

23.2	Consent of Weinberg & Company, P.C.

24.1	Power of Attorney (included as part of the Signature Page of this Post-Effective Amendment).

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture (1)

99.1	2005 Stock Incentive Plan and Form of Stock Option Agreement of the Registrant. (3)

(1)	To be filed by amendment or by report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference, if applicable.

(2)
Filed previously as an exhibit to the Registrant's Form 10-SB Registration Statement (File #: 000-33297), filed with the Securities and Exchange Commission on October 31, 2001, and again on May 1, 2002, and incorporated herein by this reference.

(3)
Filed previously as an exhibit to the Registrant's Form S-8 Registration Statement (File #: 333-127723), filed with the Securities and Exchange Commission on August 19, 2005, and incorporated herein by this reference.

(4)
Filed previously as exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-33297) filed with the Securities and Exchange Commission on November 15, 2007, and incorporate herein by this reference.

(5)
Filed previously as exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-33297) filed with the Securities and Exchange Commission on November 30, 2007, and incorporate herein by this reference.